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                                  DCI II, Inc.

                                      13.2

                                     Bylaws

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                             BYLAWS OF DCI II, INC.

                        ARTICLE I. SHAREHOLDERS' MEETINGS

SECTION 1  -  ANNUAL MEETING

         The annual meeting of the shareholders shall be held within ninety days of the end of the fiscal year at a date and time chosen by the Directors, at the principal office of the Corporation, or such other place as the Board of Directors shall authorize. The meeting shall be for the purpose of electing directors and for the transaction of such business as may be brought before it. Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing not less than ten days and not more than fifty days prior to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any shareholder by written waiver or by attendance thereat, whether in person or by proxy.

SECTION 2  -  SPECIAL MEETINGS

         Special meetings of shareholders may be called by the Board of Directors or by the President, and must be called by the President at the request in writing by shareholders owning a majority of the shares issued and outstanding. Notice of such special meetings shall be given by the President or the Secretary, and shall be served personally or by mail addressed to each shareholder of record at his last known address no less than ten days prior to the date of such meeting.

         The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any shareholder by written waiver or by attendance thereat, in person or by proxy.

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SECTION 3  -  VOTING

         Shareholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder shall be entitled to one vote for each share registered in its name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation.

SECTION 4  -  QUORUM

         At any meeting of the shareholders, except as otherwise provided by statute, or by the Articles of Incorporation, or by these Bylaws, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

SECTION 5  -  VOTING AT SHAREHOLDERS' MEETINGS

         At any meeting of the shareholders, except as otherwise provided by statute, or by the Articles of Incorporation, or by these Bylaws, the vote of the holders of a majority of the shares present in person or by proxy shall decided any question brought before such meeting.

                              ARTICLE II. DIRECTORS

SECTION 1  -  NUMBER

         The affairs and the business of the Corporation, except as otherwise provided in the Articles of Incorporation, shall be managed by a Board of six Directors.

SECTION 2  -  HOW ELECTED

         At the annual meeting of the shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

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SECTION 3  -  TERM OF OFFICE

         The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

SECTION 4  -  DUTIES OF DIRECTORS

         The Board of Directors shall have control and general management of the affairs and business of the corporation unless otherwise provided in the Articles of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these Bylaws and the Laws of the Territory of the United States Virgin Islands.

SECTION 5  -  DIRECTORS' MEETINGS

         Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

SECTION 6  -  NOTICE OF SPECIAL MEETINGS

         Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at its last known address no less than ten days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.

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SECTION 7  -  QUORUM

         At any meeting of the Board of Directors, except as otherwise provided by the Articles of Incorporation, or by these Bylaws, one-third, but not less than two, or the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

SECTION 8  -  VOTING

         Except as otherwise provided by statute, or by the Articles of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat.

SECTION 9  -  VACANCIES

         Unless otherwise provided in the Articles of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

SECTION 10  -  REMOVAL OF DIRECTORS

         Any of all of the Directors may be removed, either with or without cause, at any time by a vote of the shareholders at any meeting called for such purpose.

                              ARTICLE III. OFFICERS

SECTION 1  -  NUMBER OF OFFICERS

         The officers of the Corporation shall be a President, a Vice-President, a Treasurer, a Secretary, and any other officers or assistant officers the Directors deem advisable, and any officer may hold more than one office, except the same person may not hold the offices of President or Vice-President and Secretary or Assistant Secretary. The Board of Directors

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may appoint such other agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors

SECTION 2  - ELECTION OF OFFICERS

         Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Articles of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

SECTION 3  -  REMOVAL OF OFFICERS

         Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

SECTION 4  -  PRESIDENT

         The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its offices and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President

SECTION 5  -  VICE-PRESIDENT

         In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

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SECTION  6 - SECRETARY

         The Secretary shall:

                  a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

                  b) Give and serve all notice of all meetings of the Corporation.

                  c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

                  d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

                  e) Do and perform all other duties incident to the office of Secretary.

SECTION 7  -  ASSISTANT SECRETARY

         If the Directors elect an Assistant Secretary, in the absence or inability of the Secretary to act, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary.

SECTION  8 - TREASURER

         The Treasurer shall:

                  (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

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                  (b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

                  (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

SECTION 9  -  ASSISTANT TREASURER

         If the Directors elect and Assistant Treasurer, in the absence or inability of the Treasurer to act, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

SECTION 10  -  DUTIES OF OFFICERS MAY BE DELEGATED

         In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these Bylaws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concurs therein.

SECTION 11  -  VACANCIES  -  HOW FILLED

         Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Articles of Incorporation.

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SECTION 12  -  COMPENSATION OF OFFICERS

         The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Articles of Incorporation.

                 ARTICLE IV. LIABILITY OF DIRECTORS AND OFFICERS

         Neither the Directors not the officers of the Corporation shall be liable to the Corporation or the shareholders for any mistake of judgment or for any other acts or omissions of any nature whatsoever as such Directors and officers except for any acts or omissions found by a court to constitute gross negligence or fraud. The Corporation shall indemnify and hold harmless each of the Directors and each of the officers against all contractual and other liabilities to others arising out of contracts may by or other acts of the Directors and officers of the Corporation on behalf of the Corporation or arising out of their status as Directors or officers unless any such contract or act shall have been made fraudulently or with gross negligence or contrary to provisions of the Articles of Incorporation. It is intended that the foregoing indemnification against all costs and expenses (including, but not limited to, counsel fees, amounts of judgments paid and amounts paid or received in settlement) reasonably incurred in connection with the defense of any claim, action suit or proceeding, whether civil, criminal, administrative or other, in which any Director or officer of the Corporation may be involved by virtue of such persons being or having been such Director or officer; provided, however, that such indemnity shall not be operative with respect to (a) any matter to which such person shall have been finally adjudged in such action, suit or proceeding to be liable for gross negligence or fraud in the performance of his or her duties as such Director or officer, or (b) any matter settled or compromised, unless, in the opinion of independent counsel selected by or in a manner determined by the Board, there is not reasonable ground for such persons being adjudged liable for gross negligence or fraud in the performance of his duties as such Director or officer. Every agreement made by Directors or officers on behalf of the Corporation shall

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be deemed to provide that the Directors or officers, as the case may be, are acting only as agents for the Corporation and shall have no personal liability thereunder.

                   ARTICLE V. CERTIFICATES REPRESENTING SHARES

SECTION 1  -  ISSUE OF CERTIFICATES REPRESENTING SHARES

         The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) and the Treasurer (or Secretary) certifying the number of shares owned by it in the Corporation.

SECTION 2  -  TRANSFER OF SHARES

         The shares of the Corporation shall be transferable only upon its books by the registered holders thereof in person by their duly authorized attorneys or legal representatives. The former certificates must be surrendered to the Secretary, or to such other person as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. No transfer of shares shall be made within ten days next preceding the annual meeting of shareholders.

SECTION 3  -  LOST CERTIFICATES

         If the holder of any shares shall lose the certificate thereof, he shall immediately notify the Corporation of such fact and the Board of Directors may then cause a new certificate to be issued to it subject to the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

                                ARTICLE VI. SEAL

         The seal of the Corporation shall be as follows:

                                     [ Seal]

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                  ARTICLE VII. DIVIDENDS OR OTHER DISTRIBUTIONS

        The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property or its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Articles of Incorporation.

                      ARTICLE VIII. NEGOTIABLE INSTRUMENTS

         All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the Articles of Incorporation.

                             ARTICLE IX. FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                               ARTICLE X. OFFICES

         The principal office of the Corporation shall be located in St. Thomas, Territory of the Unites States Virgin Islands. The Board of Directors may from time to time designate such other offices within or without the Territory of the United States Virgin Islands as the business of the Corporation may require, so long as said office is not in the United States of America.

                             ARTICLE XI. AMENDMENTS

         Bylaws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors, and may be amended, repealed or adopted as otherwise provided by law or the Articles of Incorporation.

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MINUTES OF ANNUAL MEETING
of the Stockholders
of DCI II, Inc.

The annual meeting of the stockholders of the above captioned Corporation was held on September 27, 1993 at 11:00 a.m. at Guardian Building, 2nd Floor, St. Thomas, Virgin Islands.

The President and Secretary not being present at the meeting, it was moved, seconded and unanimously carried that Susan S. Seipel, Director of the Corporation, be designated Chairman and Leslie G. Thomas, Director of the Corporation, be designated Secretary for purposes of this meeting only.

A written waiver of notice of this meeting, signed by the stockholder, was then presented and read by the Secretary and was ordered appended to these Minutes.

The Chairman then asked if there were any stockholders present in person or represented by proxy. The following stockholder then appeared:

Delmarva Capital Investments, Inc.

The Chairman then stated that all of the outstanding shares of the Corporation were represented.

The Chairman then stated that management of the Corporation has recommended that the By-Laws of the Corporation be amended to clarify that there can be more than one Vice President and to create the office of General Manager. Upon motion duly made, seconded and unanimously carried, the following resolutions were adopted:

                           RESOLVED, That Article III of the By-Laws of the
                  Corporation be, and the same are, hereby amended to create the office of General Manager as follows:

                  1. Article III Section 1 shall now read as follows:

                  "SECTION 1 - NUMBER OF OFFICERS

                           The officers of the Corporation shall be a President,
                  one or more Vice Presidents or General Managers, a Treasurer, a Secretary, and any other officers or assistant officers the Directors deem advisable, and any officer may hold more than one office, except the same person may not hold the offices of President or Vice President and Secretary or Assistant

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                  Secretary. The Board of Directors may appoint such agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors."

                  2. Article II Section 5 - Vice President, shall now read as follows:

                  "SECTION 5 - VICE PRESIDENT

                           In the absence of the President or in the event of
                  his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  3. Existing Sections 6, 7, 8, 9, 10, 11, and 12 of Article III shall be renumbered as Sections 7, 8, 9, 10, 11, 12 and 13, respectively, and a new Section 6 shall be inserted therein as follows:

                  "SECTION 6 - GENERAL MANAGER

                                    The General Manager or General Managers
                  shall assist the President and the Vice President(s) in managing the general affairs of the Corporation. In the absence of the Vice President (or in the event there be more than one Vice President, any of the Vice Presidents) or in the event of his (or in the event there be more than one Vice President, any of their respective) inability or refusal to act, the General Manager (or Senior General Manager as designated by the Board of Directors if there is more than 6ne General Manager) shall perform the duties of such Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such Vice President. The General Manager or General Managers shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe."

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The Chairman noted that it was in order to consider electing a Board of
Directors for the ensuing year. upon nominations duly made, seconded and unanimously carried, the following persons were elected as Directors of the Corporation, to serve for the ensuing year and until such time their successors are elected and qualify:

Susan S. Seipel
Leslie G. Thomas
Barbara S. Graham
Mark H. Schneider
Thomas S. Shaw
Richard J. Squadron

No other business coming before the meeting, upon motion duly made, seconded and unanimously carried, the meeting was adjourned.



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Chairman



__________________________________
Secretary